United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2024

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
PureCycle Technologies, Inc (the “Company”) issued a press release, dated February 5, 2024, announcing that PureCycle: Ohio LLC (“PCO”), an indirect subsidiary of the Company, has reached an agreement in principle with holders of a majority (the “Majority Holders”) of the Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds”), at a purchase price equal to $1,030 per $1,000 principal amount of Bonds (as defined below) purchased (the “Purchase Price”). In addition to the Majority Holders, additional holders of the Series 2020A Bonds, as well as Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds), and Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds”, and the Series 2020A Bonds, Series 2020B Bonds and Series 2020C Bonds collectively, the “Bonds,”) may participate in the Purchase.
Holders of the Series 2020A Bonds that participate in the Purchase will be required to consent (each a “Consent” and collectively, the “Consents”) to certain proposed amendments (the “Proposed Amendments”) to the bond documents governing the Series 2020A Bonds and closing of the Purchase will require that no less than Majority Holders participate in the Purchase and provide their Consents. The Proposed Amendments will eliminate certain restrictive covenants and events of default contained in the bond documents governing the Series 2020A Bonds that are permitted to be eliminated with the consent of the Majority Holders. The Consents will become effective upon closing of the Purchase.
The Proposed Amendments to the Indenture of Trust, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between Southern Ohio Port Authority (the “Issuer”) and UMB Bank, N.A., as trustee (“Trustee”) and the Loan Agreement by and between the Issuer and PCO, dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) are expected to include, but are not limited to, the following:
• Elimination of certain restrictive covenants and events of default contained in the Indenture and the Loan Agreement and other transaction documents that are permitted to be eliminated with the consent of the Majority Holders; and
• Release of funds (solely to the extent such release may be effectuated with the consent of the Majority Holders) on deposit in accounts in the Trust Estate (as defined in the Indenture) in an amount proportionate to the percentage of the aggregate principal amount of the Bonds that Sellers submit for Purchase, which released funds will be used by PCO to effectuate the Purchase.
The Purchase will not occur unless the Majority Holders participate in the Purchase and provide Consents to the Proposed Amendments. The Purchase is expected to close no later than February 15, 2024, and will be funded with funds released from the Trust Estate and available cash.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated February 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PURECYCLE TECHNOLOGIES, INC.
By: /s/ Jeffrey R. Fieler____________________
Name: Jeffrey R. Fieler
Title: Interim Chief Financial Officer
Date: February 5, 2024